Exhibit 99.1

Palatin Technologies, Inc. Reports First Fiscal Quarter 2019 Results and Provides Corporate Update

Teleconference and Webcast to be held on November 13, 2018

CRANBURY, NJ – November 13, 2018 – Palatin Technologies, Inc. (NYSE American: PTN), a specialized biopharmaceutical company developing first-in-class medicines based on molecules that modulate the activity of the melanocortin and natriuretic peptide receptor systems for the treatment of diseases with significant unmet medical need and commercial potential, today announced results for its first fiscal quarter ended September 30, 2018.

Recent Highlights and Program Updates

Female Sexual Dysfunction / Vyleesi™ (bremelanotide)

●
Vyleesi, the trade name for bremelanotide - Under development for Hypoactive Sexual Desire Disorder (“HSDD”):

¯
FDA (U.S. Food and Drug Administration) set the PDUFA (Prescription Drug User Fee Act) action goal date of March 23, 2019 for completion of the review of the New Drug Application (NDA) for Vyleesi.

o
See 8-K filing today regarding the FDA’s review of the NDA submission for Vyleesi and the request for additional data.

¯
AMAG Pharmaceuticals is the exclusive licensee for North America.

¯
Palatin is in discussions with potential collaboration partners for certain regions outside of the licensed territories of North America, China and South Korea.

Anti-Inflammatory / Autoimmune Programs

●
Melanocortin receptor 1 and 1/5 (MC1r, MC1/5r) agonists under development for the treatment of inflammatory and autoimmune diseases such as dry eye, uveitis, diabetic retinopathy and inflammatory bowel diseases:

¯
PL-8177:

o
Announced positive pharmacokinetics and pharmacodynamic results with no reported safety or tolerability concerns from a first-in-human Phase 1 safety study of subcutaneous dosing of PL-8177 in single and multiple ascending doses.

o
Data from a separate clinical study investigating an oral formulation of PL-8177 is currently expected by the end of calendar year 2018.

o
Program is under internal evaluation for orphan designations.

¯
PL-8331 for ocular indications:

o
Preclinical IND enabling activities commenced.

o
Program is under internal evaluation for orphan designations.

Natriuretic Peptide Program

¯
PL-3994: Phase 2a, open label study in heart failure patients with preserved ejection fraction, targeted to commence in the first half of 2019.

¯
PL-5028: Preclinical studies evaluating potential use in fibrotic disease ongoing.

Genetic Obesity Program

¯
MC4r selective peptide and oral small molecule agonists: Commenced preclinical IND activities.

¯
Program is under internal evaluation for orphan designations.

Corporate

¯
Decreased debt from $7.2 million at June 30, 2018 to $5.3 million at September 30, 2018.

First Quarter Fiscal 2019 Financial Results

For the first fiscal quarter ended September 30, 2018, the Company reported a net loss of $(5.7) million, or $(0.03) per basic and diluted share, compared to net income of $10.6 million, or $0.05 per basic and diluted share, in the same period in 2017. The difference was primarily attributable to the recognition of $26.9 million in license and contract revenue during the 2017 period pursuant to our license agreements with AMAG and Fosun and secondarily attributable to the decrease in research and development expenses pursuant to the completion of our Vyleesi Phase 3 clinical trial program.

Revenue
The Company recognized $34,505 of revenue for the first fiscal quarter ended September 30, 2018, compared to $21.9 million in license and contract revenue related to our license agreement with AMAG and $5.0 million in license revenue related to the license agreement with Fosun for the quarter ended September 30, 2017.

Operating Expenses
Total operating expenses were $5.7 million for the first fiscal quarter ended September 30, 2018, compared to $15.7 million in the same period of 2017. The decrease in operating expenses was mainly attributable to the completion of the Vyleesi Phase 3 clinical trial program and ancillary studies necessary to file the NDA in HSDD in March 2018.

Other Income/Expense
Total other expense, net was $53,288 for the first fiscal quarter ended September 30, 2018 compared to $0.4 million for the same period of 2017. Total other expense, net for both periods consisted primarily of interest expense related to the Company’s venture debt offset by investment income.

Income Tax
Pursuant to the license agreement with Fosun, $500,000 was withheld in accordance with tax withholding requirements in China and was recorded as an expense during the fiscal year ended June 30, 2018. For the quarter ended September 30, 2017, Palatin incurred $225,255 in income tax expense utilizing an estimated effective annual income tax rate applied to income for the quarter and the remaining balance of $274,745 was included in prepaid expenses and other current assets at September 30, 2017. Any potential credit to be received by Palatin on its United States tax returns is currently offset by Palatin’s valuation allowance.

There was no income tax expense recorded in the quarter ended September 30, 2018.

Cash Position
At September 30, 2018, the Company had cash, cash equivalents, and accounts receivable aggregating $32.7, compared to cash and cash equivalents and accounts receivable of $38.0 million at June 30, 2018. Current liabilities were $8.5 million as of September 30, 2018, compared to $10.8 million as of June 30, 2018.

The Company believes that existing capital resources will be sufficient to fund its planned operations through at least the 2019 calendar year.

Palatin Drug Discovery Programs
In the conference call and webcast, management will update and discuss next steps in Palatin's portfolio of drug development programs. These include Palatin’s melanocortin receptor1 and receptor-1/5 agonist peptides for treatment of anti-inflammatory and autoimmune indications, receptor-4 peptide and small molecule agonists for the treatment of genetic obesity indications and natriuretic peptide receptor agonist compounds for treatment of cardiovascular and pulmonary indications.

Conference Call / Webcast
Palatin will host a conference call and webcast on November 13, 2018 at 11:00 a.m. Eastern Time to discuss the quarter ended September 30, 2018 results of operations and also provide an update on its programs under development. Individuals interested in listening to the conference call live can dial 1-877-260-1479 (US/Canada) or 1-334-323-0522 (international), conference ID 5988704. The webcast and replay can be accessed by logging on to the “Investor/Webcasts” section of Palatin’s website at http://www.palatin.com. A telephone and webcast replay will be available approximately one hour after the completion of the call. To access the telephone replay, dial 1-888-203-1112 (US/Canada) or 1-719-457-0820 (international), passcode 5988704. The webcast and telephone replay will be available through November 20, 2018.

About Palatin Technologies, Inc.
Palatin Technologies, Inc. is a specialized biopharmaceutical company developing first-in-class medicines based on molecules that modulate the activity of the melanocortin and natriuretic peptide receptor systems, with targeted, receptor-specific product candidates for the treatment of diseases with significant unmet medical need and commercial potential. Palatin’s strategy is to develop products and then form marketing collaborations with industry leaders in order to maximize their commercial potential. For additional information regarding Palatin, please visit Palatin’s website at www.Palatin.com.

Forward-looking Statements
Statements in this press release that are not historical facts, including statements about future expectations of Palatin Technologies, Inc., such as statements about clinical trial results, potential actions by regulatory agencies including the FDA, regulatory plans, development programs, proposed indications for product candidates and market potential for product candidates, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995. Palatin intends that such forward-looking statements be subject to the safe harbors created thereby. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause Palatin’s actual results to be materially different from its historical results or from any results expressed or implied by such forward-looking statements. Palatin’s actual results may differ materially from those discussed in the forward-looking statements for reasons including, but not limited to, results of clinical trials, regulatory actions by the FDA and the need for regulatory approvals, Palatin’s ability to fund development of its technology and establish and successfully complete clinical trials, the length of time and cost required to complete clinical trials and submit applications for regulatory approvals, products developed by competing pharmaceutical, biopharmaceutical and biotechnology companies, commercial acceptance of Palatin’s products, and other factors discussed in Palatin’s periodic filings with the Securities and Exchange Commission. Palatin is not responsible for updating for events that occur after the date of this press release.

Investor Inquiries:	Media Inquiries:
Stephen T. Wills, CPA, MST	Paul Arndt, MBA, LifeSci Advisors
CFO/COO (609) 495-2200	Managing Director (646) 597-6992
Info@Palatin.com	Paul@LifeSciAdvisors.com

Vyleesi™ is a trademark of AMAG Pharmaceuticals, Inc. in North America and of Palatin Technologies, Inc. elsewhere in the world.

(Financial Statement Data Follows)

PALATIN TECHNOLOGIES, INC.
and Subsidiary
Consolidated Statements of Operations
(unaudited)

	Three Months Ended September 30,
	2018	2017

REVENUES:
License and contract	$34,505	$26,941,508

OPERATING EXPENSES:
Research and development	3,622,691	14,163,097
General and administrative	2,040,582	1,544,575
Total operating expenses	5,663,273	15,707,672

(Loss) income from operations	(5,628,768)	11,233,836

OTHER INCOME (EXPENSE):
Investment income	153,583	51,726
Interest expense	(206,871)	(456,677)
Total other expense, net	(53,288)	(404,951)

(Loss) income before income taxes	(5,682,056)	10,828,885
Income tax expense	-	(225,255)

NET (LOSS) INCOME	$(5,682,056)	$10,603,630

Basic net (loss) income per common share	$(0.03)	$0.05

Diluted net (loss) income per common share	$(0.03)	$0.05

Weighted average number of common shares outstanding used in computing basic net (loss) income per common share	205,009,278	197,112,400

Weighted average number of common shares outstanding used in computing diluted net (loss) income per common share	205,009,278	201,360,736

PALATIN TECHNOLOGIES, INC.
and Subsidiary
Consolidated Balance Sheets
(unaudited)

	September 30, 2018	June 30, 2018
ASSETS
Current assets:
Cash and cash equivalents	$32,619,064	$38,000,171
Accounts receivable	104,189	-
Prepaid expenses and other current assets	420,639	513,688
Total current assets	33,143,892	38,513,859

Property and equipment, net	149,990	164,035
Other assets	338,916	338,916
Total assets	$33,632,798	$39,016,810

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,165,151	$2,223,693
Accrued expenses	2,020,333	2,103,021
Notes payable, net of discount	4,305,242	5,948,763
Other current liabilities	969,179	487,488
Total current liabilities	8,459,905	10,762,965

Notes payable, net of discount	-	332,898
Deferred revenue	-	500,000
Other non-current liabilities	-	456,038
Total liabilities	8,459,905	12,051,901

Stockholders’ equity:
Preferred stock of $0.01 par value – authorized 10,000,000 shares:
Series A Convertible: issued and outstanding 4,030 shares as of September 30, 2018 and June 30, 2018	40	40
Common stock of $0.01 par value – authorized 300,000,000 shares:
issued and outstanding 203,032,129 shares as of September 30, 2018 and 200,554,205 shares as of June 30, 2018	2,030,321	2,005,542
Additional paid-in capital	360,370,494	357,005,233
Accumulated deficit	(337,227,962)	(332,045,906)
Total stockholders’ equity	25,172,893	26,964,909
Total liabilities and stockholders’ equity	$33,632,798	$39,016,810